             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11





                                                                                                 Three Months Ended
                                                                                                   September 30,
                                                                                            ----------------------------
                                                                                               1996             1995
                                                                                            -----------      -----------
 PRIMARY
 -------
 Net income                                                                                $    517,200     $   367,400


 Less preferred stock dividends                                                                 -               (62,000)
                                                                                            -----------     -----------

 Income applicable to common shares                                                        $    517,200     $   305,400
                                                                                           ============     ============

 Weighted average number of common shares outstanding                                        14,164,550      12,891,943


 Add - common equivalent shares:

      Shares issuable upon exercise of options to
         purchase common stock                                                                    2,365          10,765
                                                                                           ------------     -----------


      Weighted average number of common shares used in
         computation of primary earnings per common share                                   14,166,915       12,902,708
                                                                                           ===========      ===========

 Primary earnings per common share                                                         $       .04      $       .02
                                                                                           ============     ===========



 FULLY DILUTED
 -------------

 Net income                                                                                $    517,200     $   367,400


 Less preferred stock dividends                                                                 -               (62,000)
                                                                                           ------------     -----------

 Income applicable to common shares                                                        $    517,200     $   305,400
                                                                                           ============     ===========

 Weighted average number of common shares outstanding                                        14,164,550      12,891,943


 Add - common equivalent shares:

      Shares issuable upon exercise of options to
         purchase common stock                                                                    2,365(1)       11,950
                                                                                           ------------     -----------


      Weighted average number of common shares used in
         computation of fully diluted earnings per
         common share                                                                        14,166,915(1)   12,903,893
                                                                                           ============     ===========


 Fully diluted earnings per common share                                                   $        .04(1)          .02
                                                                                           ============     ===========



(1) The result of the fully diluted earnings per share computation is anti-dilutive.





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